Exhibit 1.1
E-COMMERCE CHINA DANGDANG INC.
17,000,000 American Depositary Shares
Representing
Five Class A Common Shares
UNDERWRITING AGREEMENT
December      , 2010
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629
U.S.A.
Morgan Stanley & Co. International plc
25 Cabot Square, Canary Wharf
London, E14 4QA
United Kingdom
As Representatives of the Several Underwriters named in Schedule A hereto
Ladies and Gentlemen;
1. Introductory. E-Commerce China Dangdang Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Company”) agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell, and certain shareholders listed in Schedule B hereto (“Firm Selling Shareholders”) agree to sell, to the several Underwriters, an aggregate 17,000,000 American Depositary Shares (“ADSs”), each ADS representing five Class A common shares, par value $0.0001 per share (the “Class A Common Shares”) of the Company. The 17,000,000 ADSs to be sold by the Company and the Firm Selling Shareholders are hereinafter referred to as the “Firm Securities.” The Company and certain other shareholders listed in Schedule B hereto (the “Optional Selling Shareholder,” together with the Firm Selling Shareholders, the “Selling Shareholders”) also agree to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,550,000 additional ADSs (“Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” Schedule B attached hereto lists the number of Firm Securities and maximum number of Optional Securities to be sold by the Selling Shareholders. Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the underlying Class A Common Shares (hereinafter referred to as the “Firm Shares,” “Optional Shares” and “Offered Shares”).
     As part of the offering contemplated by this Agreement, Piper Jaffray & Co. (the “Designated

Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to 1,020,000 ADSs, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the Public Offering Price (as defined below). Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.
     The ADSs purchased by the Underwriters pursuant to this Agreement will be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be entered into among the Company, The Bank of New York Mellon (the “Depositary”), and owners and beneficial owners from time to time of the ADSs.
2. Representations and Warranties of the Company and the Selling Shareholders. (A) The Company represents and warrants to, and agrees with, the several Underwriters that:
     (a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-170663) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.” A registration statement on Form F-6 (No. 333-170795) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement (the “Exchange Act Registration Statement”), on Form 8-A (No. 001-34982) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Class A Common Shares and the ADSs. For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus or any amendment or supplement, or the Final Prospectus (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.
     For purposes of this Agreement:
     “430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).
     “430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.
     “Act” means the United States Securities Act of 1933, as amended.
     “Applicable Time” means [•]:00 [a/p]m (New York City time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the United States Securities and Exchange Commission.
     “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “Final Prospectus” means the Statutory Prospectus that discloses the Public Offering Price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being so specified in Schedule C-1 to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by its being so specified in Schedule C-2 to this Agreement.

     The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).
     “Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (b) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(d) hereof.

     (c) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.
     (d) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated November 23, 2010 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C-1 to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus stated in Schedule C-2 to this Agreement, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(d) hereof.
     (e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package or the Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (f) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The Memorandum and Articles of Association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to any such constitutive documents on or after the date of this Agreement through and including each Closing Date.
     (g) Controlled Entities. (a) The Company does not own or control, directly or indirectly, any corporation or entity other than Beijing Dangdang Information Technology Co., Ltd. (“Dangdang Information”), a wholly owned subsidiary of the Company incorporated under the laws of the People’s Republic of China (the “PRC”), Wuxi Dangdang Information Technology Co., Ltd. (“Wuxi Dangdang Information”), an indirect subsidiary of the Company incorporated under the laws of the PRC, Beijing Dangdang Kewen E-Commerce Co., Ltd. (“Dangdang Kewen”), a variable interest entity of the Company incorporated under the laws of the PRC and Wuxi Dangdang Kewen E-Commerce Co., Ltd. (“Wuxi Dangdang Kewen”), the subsidiary of Dangdang Kewen incorporated under the laws of the PRC. Dangdang Information, Wuxi Dangdang Information, Dangdang Kewen and Wuxi Dangdang Kewen shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Other than the equity interests in Dangdang Information and Wuxi Dangdang Information and the control over Dangdang Kewen and Wuxi Dangdang Kewen, the Company does not own, directly or indirectly, any share capital or any other equity interests or long-term debt securities of, or otherwise control, any corporation, firm, partnership, joint venture, association or other entity. (b) Each Controlled Entity has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each Controlled Entity is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. (c) All of the issued and outstanding share capital of Dangdang Information and Wuxi Dangdang Information has been duly authorized and validly issued and is fully or partially paid as permitted by applicable PRC laws, and, except as disclosed in the General Disclosure Package, such share capital is owned, directly or indirectly, by the Company free from liens, encumbrances and defects. (d) All of the issued and outstanding share capital of Dangdang Kewen and Wuxi Dangdang Kewen has been duly authorized and validly issued and is fully paid, and such share capital is owned, directly or indirectly, by Peggy Yu Yu and Guoqing Li as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, free from liens, encumbrances and defects except such as disclosed therein. To the Company’s knowledge, Peggy Yu Yu and Guoqing Li are citizens of the PRC, and no application is pending in any other jurisdiction by them or on their behalf for naturalization or citizenship.
     (h) Offered Securities. The Offered Securities and all other outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding common shares of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will be, validly issued, fully paid and nonassessable, and will conform to the information in the Registration Statement, the General Disclosure Package and the Final Prospectus and to the description of such Offered Securities contained in the Final Prospectus;

except as disclosed in the General Disclosure Package, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any common shares or other equity interest in the Company or any of the Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any common shares of the Company or any such Controlled Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the Offered Shares to be sold by the Company, when issued and delivered against payment thereof, may be freely deposited by the Company with the Depositary against issuance of the Offered Securities; the ADSs to be sold by the Company, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the Underwriters; and except as disclosed in the General Disclosure Package, there are no restrictions on subsequent transfers of such ADSs under the laws of the Cayman Islands, the PRC or the United States.
     (i) VIE Agreements. (a) The description of each of the agreements under the caption “Corporate History and Structure” in the Registration Statement, the General Disclosure Package and the Final Prospectus, to which any of Dangdang Information, Dangdang Kewen and the shareholders of Dangdang Kewen is a party (collectively, the “VIE Agreements”), is fair and accurate in all respects, and all agreements relating to the Company’s corporate structure have been so disclosed. Each party of the VIE Agreements has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its respective obligations under the VIE Agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the VIE Agreements; and each of the VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. (b) The execution and delivery by Dangdang Information, Dangdang Kewen and the shareholders of Dangdang Kewen of, and the performance by Dangdang Information, Dangdang Kewen and the shareholders of Dangdang Kewen of their respective obligations under, each of the VIE Agreements will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, Dangdang Information, Dangdang Kewen and, to the knowledge of the Company, the shareholders of Dangdang Kewen, as the case may be, are a party or by which the Company, Dangdang Information, Dangdang Kewen and, to the knowledge of the Company, the shareholders of Dangdang Kewen are bound or to which any of the properties or assets of the Company, Dangdang Information, Dangdang Kewen and the shareholders of Dangdang Kewen are subject; (B) result in any violation of the provisions of constitutive documents or business license of the Company, Dangdang Information and Dangdang Kewen, as the case may be; or (C) result in any violation of any PRC statute or any order, rule or regulation of any PRC governmental agency having jurisdiction over the Company, Dangdang Information, Dangdang Kewen and, to the knowledge of the Company, the shareholders of Dangdang Kewen or any of their properties. (c) To the extent required under the laws of the PRC, the VIE Agreements have been registered with relevant PRC governmental or regulatory agencies and it is not necessary that any such document be further filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the VIE Agreements to ensure the legality, validity, enforceability and performance of ach of the VIE Agreements in the PRC. (d) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of Dangdang Kewen, through its rights to authorize the shareholders of Dangdang Kewen to exercise their voting rights. (e) The agreements relating to the structure of the predecessors of the Company and the Controlled Entities, to the extent such agreements bear on the business of the Company and the Controlled Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, were in compliance with all applicable laws and regulations.
     (j) Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, including but not limited to the number of book titles, active customers, average daily unique visitors, total number of orders, the number of orders the Company is capable of handling per day and the number of share options granted under the Company’s share incentive plans, are true and accurate in all respects.
     (k) Operations. Except as disclosed in the General Disclosure Package, there have been no disruptions to the operations of any of the Company’s data centers or warehouse facilities nor any breaches of any payment terms agreed by the Company and the Controlled Entities, except for such disruptions or breaches as would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole (“Material Adverse Effect”), and to the best knowledge of the Company after due inquiry, there are no facts or circumstances that may lead to such disruptions or breaches.
     (l) Directors and Officers. The Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Board or in the Company.
     (m) Independent Accountants. Ernst & Young Hua Ming, which has certified certain financial statements of the Company and the Controlled Entities, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.
     (n) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering. There are also no arrangements, agreements, understandings, payments or issuance with respect to the Company, the Controlled Entities, or any of their officers, directors, or, to the Company’s knowledge, any of the shareholders, employees or affiliates of the Company or the Controlled Entities that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (the “FINRA”).
     (o) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(A)(l) hereof.
     (p) Listing. The Offered Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance.
     (q) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in connection with the issuance, offering and sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Directed Shares under the laws and regulations of such jurisdiction except such as have been obtained or made.
     (r) Title to Property. Except as disclosed in the General Disclosure Package, the Company and the Controlled Entities have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and the Controlled Entities hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
     (s) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Transaction Documents, and the issuance and sale of the Offered Securities hereunder and the deposit of the Offered Shares with the Depositary against issuance of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents in connection with this offering will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties or assets of the Company or any of the Controlled Entities is subject; (b) result in any violation of the provisions of the articles of association, business license or other constitutive documents of the Company or any of the Controlled Entities; and (c) result in the violation of any judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Controlled Entities or any of their properties or assets. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities.

     (t) Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Controlled Entities is in violation of its respective charter or other constitutive documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.
     (u) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (v) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon due execution and delivery by the Depositary of the ADSs and the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.
     (w) Possession of Licenses and Permits. The Company and the Controlled Entities possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits and have made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities (collectively, “Licenses”) necessary or material to the conduct of the business now conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have not received any notice of proceedings relating to the revocation or modification of any Licenses.
     (x) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of the Controlled Entities exists or, to the Company’s knowledge, is contemplated. To the Company’s knowledge, no labor dispute with the employees of any of the Company’s or the Controlled Entities’ suppliers, transportation companies and courier companies exists or is imminent.
     (y) Possession of Intellectual Property. The Company and the Controlled Entities own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons, except in each case covered by clauses (i) — (vi) such as would not, if determined adversely to the Company or any of the Controlled Entities, individually or in the aggregate, have a Material Adverse Effect.
     (z) Environmental Laws. Neither the Company nor any of the Controlled Entities is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws; and the Company is not aware of any pending investigation which might lead to such a claim.
     (aa) Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. The preceding sentence, insofar as it relates to statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Underwriting,” does not apply to information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(d) hereof.
     (bb) Absence of Manipulation. Neither the Company, any of the Controlled Entities nor any of their respective directors, officers, or, to the Company’s knowledge, any of the affiliates or controlling persons of the Company or the Controlled Entities, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (cc) Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained written consents for the use of such data from such sources to the extent required.
     (dd) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, the Controlled Entities and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules, to the extent applicable as of the date of this Agreement. The Company and each of the Controlled Entities maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the General Disclosure Package, since the end of the Company’s latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (ee) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated. There are no legal or government proceedings that are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus and are not so described.
     (ff) Exhibits. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus or to be filed as exhibits to the Registration Statement (those so filed, collectively, the “Filed Documents”) that are not described or filed as required. Neither the Company nor any of the Controlled Entities has knowledge that any other party to any Filed Document has any intention not to render full performance as contemplated by the terms thereof.
     (gg) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the

Controlled Entities as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained in the Registration Statement, the General Disclosure Package and the Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required; the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.
     (hh) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest reviewed financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no material adverse change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or total assets of the Company and its subsidiaries, (iv) neither the Company nor any of the Controlled Entities has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not disclosed in the General Disclosure Package, and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus.
     (ii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (jj) PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for any subsequent taxable year.
     (kk) Payments of Dividends from the Company. Except as disclosed in the General Disclosure Package, all dividends and other distributions declared and payable on the common shares of the Company may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and where they are to be paid from the Cayman Islands are freely transferred out of the Cayman Islands; all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any governmental authorization in the Cayman Islands.
     (ll) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a supplier of the Company to alter the supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its business.
     (mm) Tax. All tax returns required to be filed by the Company or any of the Controlled Entities have been timely filed except for those tax returns the failure to file which does not and would not be reasonably expected to have a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.
     (nn) Insurance. The Company and each of the Controlled Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties; neither the Company nor any of the Controlled Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Controlled Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as disclosed in the General Disclosure Package.
     (oo) Business Practices. Neither the Company nor any of the Controlled Entities or affiliates, nor, to the Company’s best knowledge, any director, officer, or employee acting on the behalf of the Company or any of the Controlled Entities and affiliates, nor, to the Company’s best knowledge, any agent or representative of the Company or of any of the Controlled Entities acting on the behalf of the Company or any of the Controlled Entities, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and the Controlled Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (pp) Compliance with Anti-Money Laundering Laws. The operations of the Company and the Controlled Entities are and have been conducted in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required

to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (qq) Compliance with OFAC. (i) The Company represents that neither the Company nor any of the Controlled Entities (collectively, the “Entity”) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria). (ii) The Company represents and covenants that the Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). (iii) The Company represents and covenants that, the Entity is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (rr) No Restrictions on Dividends from Subsidiary. Except as disclosed in the General Disclosure Package, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary.
     (ss) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that different amounts would be reported under different conditions or using different assumptions and an explanation thereof. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regards to such disclosure.

     (tt) Liquidity and Capital Resources. The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effects thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur. There are no off-balance sheet transactions, arrangements, commitments and obligations of the Company or the Controlled Entities that need to be disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.
     (uu) Related Party Transaction. All the related party transactions required to be disclosed under the Securities Laws are disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Related Party Transactions,” and such disclosure is true and accurate in all material respects.
     (vv) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Controlled Entities, on the one hand, and the directors, officers, shareholders or suppliers of the Company or any of the Controlled Entities, on the other, that is required by the Act to be described in the Registration Statement, the General Disclosure Package and Final Prospectus and that is not so described in such documents.
     (ww) No Sale, Issuance or Distribution of Shares. Except as disclosed in the General Disclosure Package, the Company has not sold, issued or distributed any common shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (aaa) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.
     (bbb) Filing of Registration Statements. The Registration Statement, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.
     (ccc) No Transfer Tax. Except as disclosed in the General Disclosure Package, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (i) the issuance, sale and delivery of the Offered Shares by the Company, the issuance of the Offered Securities by the Depositary, and the delivery of the Offered Securities to or for the account of the Underwriters, (ii) the purchase from the Company of the Offered Shares and the initial sale and delivery of the Offered Securities representing the Offered Shares to purchasers thereof by the Underwriters, (iii) the deposit of the Offered Shares with the Depositary and the Custodian (as defined below) and the issuance and delivery of the Offered Securities, or (iv) the execution and delivery of this Agreement or the Deposit Agreement.
     (ddd) Merger or Consolidations. Neither the Company nor any of the Controlled Entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses.
     (eee) Termination of Contracts. Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or, to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement.
     (fff) Compliance with PRC Regulations. Each of the Company and the Controlled Entities has taken all necessary steps to comply with, and to make its best efforts to ensure compliance by all of the Company’s direct or indirect shareholders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
     (ggg) PRC Mergers and Acquisitions Rules. The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC (the “M&A Rules”) and any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC. The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice. The issuance and sale of the Offered Shares and the Offered Securities, the listing and trading of the ADSs on the New York Stock Exchange and the consummation of the transactions contemplated under the Transaction Documents, the Registration Statement, the General Disclosure Package, the Final Prospectus are not and will not be, as of the date hereof and on the Closing Date, adversely affected by the M&A Rules and Related Clarifications. The M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Shares or the Offered Securities, the listing and trading of the ADSs on the New York Stock Exchange and the consummation of the transactions contemplated under the Transaction Documents, the

Registration Statement, the General Disclosure Package, the Final Prospectus.
     (hhh) Choice of Law. The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 17 of this Agreement and Section 7.08 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement and Section 7.08 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to the Transaction Documents, the General Disclosure Package, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.
     (iii) No Immunity. None of the Company, any of the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the Company, any of the Controlled Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Controlled Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement and Section 7.07 of the Deposit Agreement.
     (jjj) Enforcement of Judgment. Except as disclosed in the General Disclosure Package, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents would be recognized and enforced by (A) Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; and (B) PRC courts, subject to compliance with relevant civil procedural requirements under the PRC Civil Procedures Law. It is not necessary that the Transaction

Documents, the Registration Statement, the General Disclosure Package, the Final Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.
     (kkk) Residence and Domicile of Underwriters. None of the Underwriters will be deemed to be resident, domiciled, carrying on business or subject to taxation in the Cayman Islands or the PRC solely by reason of its execution, delivery, performance or enforcement of, or the consummation of any transaction contemplated by the Transaction Documents or any other document furnished thereunder.
     (lll) FINRA Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first submitted to the Commission.
     B. Each Selling Shareholder, severally and not jointly and in respect of itself only, represents and warrants to, and agrees with, the several Underwriters that:
     (a) Title to Securities. Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Class A Common Shares underlying the ADSs to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and, assuming effectiveness of the Registration Statement and the ADS Registration Statement, to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder and to deposit with the Depositary the Class A Common Shares underlying the ADSs to be sold by such Selling Shareholder on such Closing Date hereunder.
     (b) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by the Custody Agreement (the “Custody Agreement”) entered into by such Selling Shareholder and the Company, as custodian (the “Custodian”) or this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Shareholders, except for such consents, approvals, authorizations or orders of, or filings with, any person which, if not obtained, would not have an adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder.
     (c) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties or assets of such Selling Shareholder is subject, except for such conflict, breach or violation that would not have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder, (ii) result in any violation of the provisions of the articles of association, business license or other constituent documents of any Selling Shareholder that is not a natural person, and (iii) result in the violation of any judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over such Selling Shareholder or any of its properties or assets.
     (d) Security Interests. Upon payment for the Offered Securities sold by such Selling Shareholder under this Agreement and the delivery by such Selling Shareholder to The Depositary Trust Company (“DTC”) or its agent of the Securities in book entry form to a securities account maintained by the Representatives at the DTC or its nominee, and payment therefor in accordance with this Agreement, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the UCC) with respect to such Offered Securities, and no action based on an “adverse claim” (as defined in UCC Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.
     (e) Custody Agreement. The Custody Agreement with respect to such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder. Such Selling Shareholder has full right, power and authority to execute and deliver the Custody Agreement and to perform its obligations thereunder.
     (f) Power of Attorney. To the extent such Selling Shareholder has executed a power of attorney (such Selling Shareholders, as specified in Schedule B, the “Represented Selling Shareholders” and such document, the “Power of Attorney”) appointing certain individuals named therein as certain Selling Shareholders’ attorneys-in-fact, such Power of Attorney constitutes a valid instrument granting the attorney-in-fact named in such Power of Attorney the power and authority stated therein, and permits the attorneys-in-fact to bind such Represented Selling Shareholders with respect to all matters granted in such Power of Attorney, and such Power of Attorney has not been revoked, cancelled or terminated at any time.
     (g) Compliance with Securities Act Requirements. On their respective date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will not contain any untrue statement of a material fact relating to such Selling Shareholder or, in the section entitled “Principal and Selling Shareholders” and other sections in which such Selling Shareholder is referred to in the General Disclosure Package or the Final Prospectus, omit to state any material fact required to be stated therein relating to such Selling Shareholder or necessary to make the statements therein relating to such Selling Shareholder, in the light of the circumstances they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(d) hereof.
     (h) No Other Material Information. Such Selling Shareholder has reviewed the General Disclosure Package and does not know of any material information concerning the Company or any of its Controlled Entities which is not disclosed in the General Disclosure Package.
     (i) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

     (j) FINRA Affiliation. There are no affiliations or associations between any member of FINRA and such Selling Shareholder; none of the proceeds received by such Selling Shareholder from the sale of the Offered ADSs to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with,” as such terms are used in the Bylaws of FINRA) such member.
     (k) No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (l) Absence of Manipulation. Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (m) No Registration Rights. Except as disclosed in the General Disclosure Package, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company.
     (n) No Pre-emptive Rights. Such Selling Shareholder does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, except as disclosed in the General Disclosure Package.
(C) Representations and Warranties of Management Selling Shareholder. Kewen Holding Co., Limited (the “Management Selling Shareholder”) represents and warrants to, and agrees with, the several Underwriters that it has reviewed the Registration Statement and General Disclosure Package and will review the Final Prospectus and none of the Registration Statement, General Disclosure Package and Final Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Firm Selling Shareholder agree, severally and not jointly and for itself only, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Firm Selling Shareholder, at a purchase price of $[•] per ADS (the “Purchase Price”), that number of Firm Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Securities to be sold by the Company and the Firm Selling Shareholders as the number of Firm Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Securities.
     Executed transfer forms for the Offered Shares represented by the Offered Securities to be sold by the Optional Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under the Custody Agreement. Each Optional Selling Shareholder agrees, severally and not jointly and for itself only, that the Offered Shares represented by the transfer forms held in custody for such Optional Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Optional Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of such Optional Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death of any individual Optional Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Optional Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of such Optional Selling Shareholder’s Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.
     The Company and the Firm Selling Shareholders agree, severally and not jointly and for itself only, to deliver or cause to be delivered the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at [•] A.M., New York City time, on [•], 2010, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at such place designated by the Representatives at least 24 hours prior to the First Closing Date.
     In addition, upon written notice from the Representatives given to the Company and the Optional Selling Shareholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price per ADS. The Company and the Optional Selling Shareholders agree, severally and not jointly and for itself only, to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised (in the proportions described immediately above) from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and the Optional Selling Shareholders.
     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not earlier than two full business days or later than five full business days after written notice of election to purchase Optional Securities is given. The Company and the Custodian agree, severally and not jointly and for itself only, to deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, on behalf of itself and the Optional Selling Shareholders. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at such place designated by the Representatives at a reasonable time in advance of such Optional Closing Date.
4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus. It is further understood that the Offered Securities are to be offered to the public initially at $[•] per ADS (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[•] per ADS under the Public Offering Price.
5. Certain Agreements of the Company and the Selling Shareholders.
A. The Company agrees with the several Underwriters that:
     (a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.
     (b) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 180th day after the end of such fourth fiscal quarter.
     (e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (four of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished within 24 hours following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.
     (g) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.
     (h) Payment of Expenses. [The Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) all fees and expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the General Disclosure Package,, the Final Prospectus and any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Company’s counsels and accountants, (iii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Securities under state or foreign securities laws and all expenses in connection with the qualification of the Offered Shares and the Offered Securities for offer and sale under state or foreign securities laws as provided in Section 5(A)(f) hereof, including filing fees, (v) all FINRA filing fees, (vi) all costs and expenses incident to listing the Offered Securities on the New York Stock Exchange and any registration thereof under the Exchange Act, (vii) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of the DTC, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Notwithstanding the foregoing, the Underwriters have agreed to reimburse the Company for a portion of its documented fees and expenses in connection with the transactions contemplated hereunder, up to a maximum of 7% of the total underwriting discounts and commissions payable to the Underwriters, provided that the Company shall pay the cost of any aircraft chartered in connection with the road show up to $100,000. Any reimbursement of the Company’s expenses and fees pursuant to the preceding sentence shall be paid together with the purchase price for the Offered Securities set forth in Section 3 hereof .] If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company and the Selling Shareholders will, severally and not jointly, bear all of their respective out-of-pocket expenses (including fees and disbursements of counsel) incurred by them in connection with the offering of the Offered Securities.
     (i) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus. The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the Investment Company Act, and (ii) that would result in the Company being not in compliance with any applicable SAFE Rules and Regulations. The Company will not use, or will cause the Controlled Entities not to use, the proceeds of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to Sanctions
     (j) Taxes. The Company will indemnify and hold harmless the Underwriters against any withholding tax, goods and service tax, value added tax, business tax, documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement and on payment received by the Underwriters under this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or any Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
     (k) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its common shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its common shares or ADSs (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except issuances of Lock-Up Securities pursuant to this Agreement or the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options or other equity incentives pursuant to the terms of the Company’s existing share incentive plans within the number of options authorized for grant as of the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
     (l) Listing of Securities. The Company will use its best efforts to maintain the listing of the Offered Securities on the New York Stock Exchange.
     (m) Deposit of Shares. The Company will, prior to each Closing Date, deposit the Offered Shares with the Depository in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Firm Securities or Optional Securities, as the case may be, will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at each Closing Date.
     (n) License of Trademarks. Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Offered Securities.
     (o) Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands, (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any, and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.
     (p) Compliance with SAFE Rules and Regulations. The Company will comply with the SAFE Rules and Regulations, and will use its best efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
     (q) Compliance with Laws. The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable Securities Laws, rules and regulations, including, without limitation, Sarbanes-Oxley.
     (r) No Manipulation. The Company agrees not to, and to cause the Controlled Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered Securities.
     (s) Lock-up Arrangements. The Company agrees to cause each option holder of the Company who has not entered into a “lock-up” agreement contemplated in Section 7(p) to be subject to and comply with all of the restrictions set forth in such “lock-up” agreement, including having a legend with respect to such restrictions on the certificates evidencing the Company’s Class A Common Shares to be issued to any such option holder upon exercise of the options during the 180-day period after the date of the Final Prospectus; and to enter into the Depositary Letter (as defined in Section 7(r) hereof) with the Depositary, and not to release the Depositary from any of its obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Letter during the Lock-Up Period.
     (t) Directed Share Program. (i) The Company will ensure that the Directed Shares will be restricted to the extent required by the FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. (ii) The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program. (iii) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
B. Each Selling Shareholder, severally and not jointly and for itself only, agrees with the several Underwriters that:
     (a) Absence of Manipulation. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
     (b) Use of Proceeds. Such Selling Shareholder represents and covenants that such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.
     (c) Tax Form. Such Selling Shareholder agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or Form W-9, as applicable (or other applicable form or statement specified by United States Treasury Department regulations in lieu thereof).
C. The Management Selling Shareholder further agrees with the several Underwriters that:
     (a) Material Event. The Management Selling Shareholder shall notify promptly the Company and the Representatives any change in the information relating to itself in the Registration Statement, the General Disclosure Package and the Final Prospectus at any time prior to the date on which the distribution of the Offered Securities as contemplated herein and in the Registration Statement, the General Disclosure Package and the Final Prospectus has been completed, as determined by the Representatives.
     (b) Lock-Up. Notwithstanding anything to the contrary contained in the lock-up letter delivered by the Management Selling Shareholder to the Representatives, the Management Selling

Shareholder shall not, during the Lock-Up Period, transfer the Common Shares or ADSs owned by the Management Selling Shareholder as of the date of this Agreement as a bona fide gift, or through will or intestacy, or to an immediate family member or trust or entity beneficially owned and controlled by the Management Selling Shareholder, or to a partner, member or an “affiliate” of the Management Selling Shareholder, as such term is defined under the Securities Act of 1933, as amended.
6. Free Writing Prospectuses. Each of the Company and Selling Shareholders, severally and not jointly and for itself only, represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and Selling Shareholders, severally and not jointly and for itself only, represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. Each of the Company and Selling Shareholders, severally and not jointly and for itself only, represents that it has satisfied and agree that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the following conditions precedent:
     (a) Accuracy of Representations. The representations and warranties of the Company and the Selling Shareholders (including the Management Selling Shareholder) contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the Closing Date, and each of the Company and the Selling Shareholders (including the Management Selling Shareholder) shall have complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before the Closing Date.
     (b) Effectiveness of Registration Statement. The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(A)(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission.
     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 2(A)(hh) shall have occurred or shall exist, which event or condition is not described in the Registration Statement, the General Disclosure Package and the Final Prospectus and the effect of which in the sole judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement.
     (d) Adverse Developments in PRC Legislation. There shall not be any adverse legislative or regulatory developments in the PRC, including but not limited to the SAFE Rules and Regulations, which in the sole judgment of the Representatives would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered Securities at the First Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.
     (e) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young Hua Ming confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (f) Opinion of United States Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company and the Management Selling Shareholder, dated the Closing Date, in form and substance satisfactory to the Representatives.
     (g) Opinion of PRC Counsel for the Company. The Company shall have received an opinion from Commerce & Finance Law Offices, PRC counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Underwriters. A copy of such opinion shall have been provided to the Representatives with consent from such counsel.
     (h) Opinion of Cayman Counsel for the Company. The Representatives shall have received an opinion from Maples & Calder, Cayman Islands counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Underwriters.
     (i) Opinion of BVI Counsel for Management Selling Shareholder. The Representatives shall have received an opinion from Maples & Calder, British Virgin Islands counsel for the Management Selling Shareholder, dated such Closing Date, in form and substance satisfactory to the Underwriters.
     (j) Opinion of United States Counsel for Underwriters. The Representatives shall have received from O’Melveny & Myers LLP, United States counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (k) Opinion of PRC Counsel for Underwriters. The Representatives shall have received from Jun He Law Offices, PRC counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling

Shareholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (l) Opinion of Firm Selling Shareholders’ Counsels on the First Closing Date. The Representatives shall have received such opinion or opinions from the respective counsels for each Firm Selling Shareholder, dated such Closing Date, in form and substance satisfactory to the Representatives.
     (m) Opinion of Optional Selling Shareholders’ Counsels on Each Optional Closing Date. The Representatives shall have received such opinion or opinions from the respective counsels for each Optional Selling Shareholder, dated such Closing Date, in form and substance satisfactory to the Representatives.
     (n) Opinion of Depositary’s Counsel. The Representatives shall have received an opinion from Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to the Representatives.
     (o) Executive Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (ii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after telephone conversations with the Commission, are contemplated by the Commission, (iii) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission, and (iv) subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
     (p) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the directors, executive officers, shareholders of the Company and holders of share options of the Company whose names are set forth in Schedule D, each substantially in the form and substance set forth in Exhibit A.
     (q) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Offered Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.
     (r) Depositary’s Certificates. The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date, certificates satisfactory to the Representatives evidencing the deposit with it of the Offered Shares being so deposited against issuance of the Offered Securities to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of such Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.
     (s) Instruction Letter to Depositary. The Company shall have delivered an instruction letter to the Depositary, substantially in the form and substance set forth in Exhibit B hereto (the “Depositary Letter”), obligating the Depositary, during the Lock-Up Period, not to accept any deposit of any Common Shares in the Company’s ADS facility or issue any new ADSs to any such person subject to the exceptions stated in the Depositary Letter or further instructions by the Company or take any measures to establish any additional ADS facility for any other securities relating to the Company.
     (t) No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.
     (u) Exchange Listing. The Offered Securities shall have been approved to be listed on the New York Stock Exchange.
     (v) Custody Agreement. Each Selling Shareholder shall have delivered to the Representatives a Power of Attorney and a Custody Agreement, each of which duly executed and in form and substance satisfactory to the Representatives.
     (w) Selling Shareholder’s Certificate. The Representative shall have received a certificate, dated such Closing Date, of each Selling Shareholder or of an attorney-in-fact of each Represented Selling Shareholder in which such Selling Shareholder or the attorney-in-fact shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct as of such Closing Date; and such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.
     (x) Tax Forms. The Representatives shall have received from the Custodian and the Management Selling Shareholder a United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.
     (y) Additional Documents. On or prior to such Closing Date, the Company and each of the Selling Shareholders shall have furnished to the Representative such further certificates and documents and such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.
     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Securities on a Optional Closing Date which is after the First Closing Date, the obligations of the several Underwriters to purchase the relevant Optional Securities shall be deemed terminated by the Company and the Selling Shareholder at any time at or prior to the First Closing Date or such Optional Closing Date, as the case may be unless as otherwise provided, and such termination shall be without liability of any party to any other party except as provided in Section 11.
     Notwithstanding the immediately preceding paragraph, the Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
8. Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(d) hereof.
     The Company further agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.
     (b) Indemnification of Underwriters by the Management Selling Shareholder. The Management Selling Shareholder will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Management Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(d) hereof; provided further, that the aggregate amount of the Management Selling Shareholder’s liability pursuant to this Section 8(b) shall not exceed the aggregate amount of net proceeds received by it from the sale of its Class A Common Shares hereunder (after deduction of underwriting discounts and commissions).
     (c) Indemnification of Underwriters by Selling Shareholders. Each Selling Shareholder, severally and not jointly and for itself only, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact, relating to such Selling Shareholder, contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact in the section entitled “Principal and Selling Shareholders” and other sections in which such Selling Shareholder is referred to in the General Disclosure Package or the Final Prospectus relating to such Selling Shareholder required to be stated therein or necessary to make the statements therein relating to such Selling Shareholder not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(d) hereof; provided further that the aggregate amount of each Selling Shareholder’s liability pursuant to this Section 8(c) shall not exceed the aggregate amount of net proceeds received by such Selling Shareholder from the sale of its Class A Common Shares hereunder (after deduction of underwriting discounts and commissions).
     (d) Indemnification of Company and Selling Shareholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Shareholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the concession figures appearing in the third paragraph, [the last sentence in the ninth paragraph and the information contained in the eighth, seventeenth, eighteenth, and twenty-second paragraphs] under the caption “Underwriting”.
     (e) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b), (c) or (d) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b), (c)  or (d) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b), (c) or (d) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (f) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b),(c) or (d) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (f). Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(f). Notwithstanding the provisions of this Section 8, in no event shall a Selling Shareholder be required to contribute any amount in excess of the total amount of net proceeds received by such Selling Shareholder from the sale of its Class A Common Shares pursuant to this Agreement. The Selling Shareholders’ obligations to contribute pursuant to this Section 8(f) are several in proportion to the number of Class A Common Shares to be sold by each of them pursuant to this Agreement and not joint.
9. Termination. [The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, or the PRC shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Cayman Islands, or the PRC authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the reasonable judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the reasonable judgment the Representatives, impracticable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or

the Final Prospectus.]
10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the relevant Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the relevant Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the relevant Selling Shareholders, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, any Selling Shareholder or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives (i) Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, NY 10010-3629, the United States of America, to the attention of Legal & Compliance Department and (ii) Morgan Stanley & Co. International plc at 25 Cabot Square, Canary Wharf, London, E14 4QA, United Kingdom, to the attention of Head of Capital Markets; or, if sent to the Company, the Management Selling Shareholder or the Represented Selling Shareholders, will be mailed, delivered or telegraphed and confirmed to it at 4/F, Tower C, The 5th Square, No. 7, Chaoyangmen North Avenue, Dongcheng District, Beijing 100010, PRC, Attention: Chief Financial Officer; or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or telegraphed and confirmed to [•] at [•]; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.
14. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters. Before the Power of Attorney is terminated as set forth therein, Ms. Peggy Yu Yu and Mr. Conor Yang will act for the Represented Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by Ms. Peggy Yu Yu or Mr. Conor Yang will be binding upon all the Represented Selling Shareholders.
15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
16. Absence of Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that:
     (a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Selling Shareholders on other matters;
     (b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company and the Selling Shareholder, including their respective shareholders, employees or creditors.
17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     Each of the Company and the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Shareholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to please or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and the Selling Shareholders irrevocably appoint Law Debenture Corporate Services Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company and the Selling Shareholders by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company and the Selling Shareholders in any such suit or proceeding. The Company and the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
     The obligation of the Company or any Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company, Selling Shareholders and the Attorney-in-Fact for the Represented Selling Shareholder one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours, E-commerce China Dangdang Inc.
By:
Name:
Title:

Kewen Holding Co. Limited
By:
Name:
Title:

Tiger Global II, L.P. Tiger Global Private Investment Partners, L.P.
By:
Name:
Title:

DCM Affiliates Fund IV, L.P. DCM IV, L.P.
By:
Name:
Title:

Attorney-in-Fact for the Represented Selling Shareholders

Name:	Peggy Yu Yu

The foregoing Underwriting Agreement is hereby
     confirmed and accepted as of the date first
     above written.

Credit Suisse Securities (USA) LLC
By:
Name:
Title:

Morgan Stanley & Co. International plc
By:
Name:
Title:

     Acting on behalf of themselves and as the
     Representatives of the several Underwriters.

SCHEDULE A

Total
	Number of Firm Securities		Number of
	to Be Sold By		Firm Securities
		Selling	to be
Underwriter	Company	Shareholders	Purchased
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. International plc
Oppenheimer & Co. Inc.
Piper Jaffray & Co.
Cowen and Company, LLC.
Total

SCHEDULE B

Number of
	Number of	Optional
	Firm Securities	Securities to
Selling Shareholder	to be Sold	be Sold
Firm Selling Shareholders
Luxembourg Cambridge Holding Group (Asia) S.A.*	1,071,428	—
LCHG (Asia) Partners, L.L.C.*	1,428,572	—
Kewen Holding Co., Limited	1,300,000	—
Optional Selling Shareholders
AGI-GTA-No.1 Investment Partnership*	—
IDG Technology Venture Investment, Inc.*	—
China Enterprise Investment No.4 Limited*	—
Tiger Global II, L.P.	—
Tiger Global Private Investment Partners, L.P.	—
DCM Affiliates Fund IV, L.P.	—
DCM IV, L.P.	—
Total	3,800,000	2,250,000

*	Represented Selling Shareholders who have appointed Ms. Peggy Yu Yu and Mr. Conor Yang as their attorneys-in-fact

SCHEDULE C-1

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)
     “General Use Issuer Free Writing Prospectus” includes each of the following documents:
SCHEDULE C-2

2.	Limited Use Free Writing Prospectuses (included in the General Disclosure Package)
     “Limited Use Issuer Free Writing Prospectus” includes each of the following documents:

SCHEDULE D
Parties Signed a Lock-up Agreement

Exhibit A
FORM OF LOCK-UP AGREEMENT
November           , 2010
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629
U.S.A.
Morgan Stanley & Co. International PLC
25 Cabot Square, Canary Wharf
London, E14 4QA
United Kingdom
As Representatives of the several Underwriters named in
Schedule A attached to the Underwriting Agreement
Dear Sirs:
     As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for American Depositary Shares (“ADSs”) representing Class A common shares (together with Class B common shares, “Common Shares”) of E-Commerce China Dangdang Inc., a company incorporated under the laws of the Cayman Islands, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any Common Shares or ADSs or securities convertible into or exchangeable or exercisable for such Common Shares or ADSs, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares or ADSs, whether any such aforementioned transaction is to be settled by delivery of Common Shares or ADSs or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Morgan Stanley & Co. International PLC (“Morgan Stanley,” together with Credit Suisse, the “Representatives”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or ADSs or any security convertible into or exercisable or exchangeable for Common Shares or ADSs.
     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 12 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
     Any Common Shares or ADSs granted to the undersigned or received upon exercise of options granted to the undersigned will also be subject to this Agreement. The exercise of any of the undersigned’s rights to acquire Common Shares upon the exercise of options that were granted under the 2004 Share Incentive Plan or the 2010 Share Incentive Plan and outstanding on the date of the prospectus will not be subject to this Agreement. Any Common Shares or ADSs or other securities acquired by the undersigned in the open market after the completion of the public offering as contemplated under the Underwriting Agreement will not be subject to this Agreement. A transfer of Common Shares or ADSs as a bona fide gift, or through will or intestacy, or to an immediate family member or trust or entity beneficially owned and controlled by the undersigned, and for institutional shareholders, a transfer of Common Shares or ADSs to a partner, member or an “affiliate” of the undersigned, as such term is defined under the Securities Act of 1933, as amended, may be made, provided that the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, any such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer. In addition Common Shares sold or tendered to the Company or withheld by the Company for tax withholding purposes in connection with the vesting of equity awards that are subject to a taxable event upon vesting; or the establishment of a trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for the transfer of ADSs or Common Shares will not be subject to this Agreement, provided that such plan does not provide for the transfer of ADSs or Common Shares during the Lock-Up Period.
     In furtherance of the foregoing, the Company and its transfer agent and registrar for the Common Shares and ADSs are hereby authorized to decline to make any transfer of Common Shares or ADSs if such transfer would constitute a violation or breach of this Agreement.
     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Underwriting Agreement is not executed within three months of the date of this Agreement, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder,. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature page follows]

Very truly yours,
By:
Name:

Exhibit B
Form of Depositary Letter
, 2010
The Bank of New York Mellon
101 Barclays Street
New York, New York 10286
Ladies and Gentlemen:
     Reference is made to the Deposit Agreement dated as of [December 7] , 2010 among E-Commerce China Dangdang Inc. (the “Company”), The Bank of New York Mellon, as depositary (the “Depositary”), and holders of the American Depositary Shares (“ADSs”) issued thereunder (the “Deposit Agreement”). Any capitalized term used but not defined herein shall have the meaning ascribed to it in the Deposit Agreement.
     Pursuant to the Deposit Agreement, the Company hereby instructs the Depositary, for a period beginning from [December 7], 2010, which is the date of the prospectus in relation to the public offering of the ADSs, and continuing to and including the date 180 days thereafter (the “Lock-Up Period”), not to accept any deposit of any shares in the Company’s ADS facility, or issue any new ADSs evidencing any deposit of shares or further instructions by the Company or take any measures to establish any additional ADS facility for any other securities relating to the Company. For avoidance of doubt, this instruction letter shall not affect the right of ADS holders to cancel their ADSs, withdraw the underlying Shares and/or re-deposit such Shares pursuant to General Instructions of Form F-6.
     Notwithstanding the foregoing, if (A) during the last 17 days of the initial Lock-Up Period the Company releases earnings results or material news or a material event relating to the Company occurs; or (B) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period shall be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the representatives of the underwriters for the Company’s initial public offering of ADSs (the “Representatives”) waive, in writing, such an extension. In the event that the Lock-Up Period is extended pursuant to the foregoing, the Company shall further instruct the Depositary to extend the restrictions imposed by this Letter Agreement.
     The Company confirms that this instruction letter shall not be amended or revoked without the prior written consent of the Representatives.

Very truly yours, E-Commerce China Dangdang Inc.
By:
Name:
Title: